UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

ANAVEX LIFE SCIENCES CORP.

(Name of Registrant as Specified In Its Charter)

PVG ASSET MANAGEMENT CORPORATION

PATRICK S. ADAMS

JASON KOLBERT

RALF VON ZIEGESAR

RENE MORA

JOHN BORIS

CURTIS HOGUE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PVG Asset Management Corporation (“PVG”), together with the other participants named herein, has filed a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) and accompanying GOLD Universal Proxy Card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies from stockholders of Anavex Life Sciences Corp. (Nasdaq: AVXL) (the “Company”) for the Company’s 2026 annual meeting of stockholders, including any adjournments, postponements, continuations, reschedulings or any other meeting held in lieu thereof (the “2026 Annual Meeting”).

On September 10, 2026, PVG issued the following press release:

PVG ASSET MANAGEMENT TO HOST INVESTOR CALL REGARDING ANAVEX LIFE SCIENCES PROXY CAMPAIGN

CENTENNIAL, Colo., Sept. 10, 2026 (GLOBE NEWSWIRE) – PVG Asset Management Corp. (“PVG”), a stockholder of Anavex Life Sciences Corp. (NASDAQ: AVXL) (“Anavex” or the “Company”), today announced that it will host an investor conference call to discuss its campaign for change in the Anavex Board of Directors at the upcoming 2026 Annual Meeting of Stockholders.

During the call, PVG will discuss its views regarding the Company’s recent performance, corporate governance, capital markets strategy, leadership transition, clinical development priorities, and the rationale for electing PVG’s six highly qualified nominees to the Company’s Board of Directors.

Investor Call Details

Date: Wednesday, September 16, 2026

Time: 10:00 a.m. Eastern Time

Webcast/Conference Call: https://edge.media-server.com/mmc/go/pvg2026townhall

Replay Information: https://edge.media-server.com/mmc/go/pvg2026townhall

PVG believes Anavex’s valuable clinical assets require experienced leadership, enhanced capital markets credibility, and stronger board oversight to maximize stockholder value. The investor call will provide stockholders with an opportunity to hear directly from PVG representatives regarding the firm’s plan to improve governance, strengthen strategic execution, and position the Company for future success.

“Anavex stockholders are facing an important decision at this year’s Annual Meeting,” said Patrick S. Adams, President of PVG Asset Management Corporation. “We believe the Company requires a new Board and an experienced biotechnology CEO capable of restoring credibility with investors, securing the capital necessary to advance key clinical programs, and creating long-term value for all stockholders. We look forward to discussing our views and answering stockholder questions during the call.”

PVG encourages all stockholders to carefully review its proxy materials and vote the GOLD Universal Proxy Card to elect PVG’s six nominees at the 2026 Annual Meeting.

For additional information regarding PVG’s campaign for change at Anavex, please visit:

www.AnavexVotePVG.com

If you have any questions, require assistance in voting your GOLD universal proxy card, or need additional copies of PVG Group’s proxy materials, please contact:

1055 Washington Boulevard, Suite 520

Stamford, CT 06901

Stockholders may call toll-free: (877) 972-0090

Banks and brokers call collect: (203) 972-9300

E-mail: proxy@investor-com.com

Participants in the Solicitation

The participants in PVG’s solicitation of proxies are PVG Asset Management Corporation, Patrick S. Adams, Jason Kolbert, Ralf von Ziegesar, Rene Mora, John Boris and Curtis Hogue (collectively, the “Participants”). Information concerning the identity of the Participants and a description of their direct or indirect interests, by security holdings or otherwise, is included in PVG’s Definitive Proxy Statement and related SEC filings.

Forward-Looking Statements

This release and any related communications contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are not historical facts, including statements regarding PVG’s plans, objectives, beliefs, strategies and expectations relating to the 2026 Annual Meeting, the proxy solicitation, the Company, the Company Board of Directors, the PVG nominees, stockholder value and the potential outcome of PVG’s solicitation.

These statements may be identified by words such as “believes,” “expects,” “anticipates,” “plans,” “intends,” “estimates,” “may,” “will,” “would,” “could,” “should” and similar expressions, or the negative thereof. Actual results may differ materially from those projected or contemplated by these forward-looking statements due to various risks and uncertainties, including those described in applicable filings made by the Company and PVG with the SEC.

Stockholders are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date made. PVG and the Participants do not undertake any obligation to update or revise any forward-looking statements, except as required by applicable law.

Important Additional Information and Where to Find It

PVG, together with the other Participants, has filed a definitive proxy statement on Schedule 14A and accompanying GOLD Universal Proxy Card with the SEC in connection with the solicitation of proxies from stockholders of the Company relating to the 2026 Annual Meeting.

STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING GOLD UNIVERSAL PROXY CARD, ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND ANY OTHER DOCUMENTS FILED BY PVG WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BEFORE MAKING ANY VOTING DECISION BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

The Definitive Proxy Statement, GOLD Universal Proxy Card and other relevant materials filed by PVG with the SEC are available at no charge at the SEC’s website at https://www.sec.gov/.

Contact:

Patrick S. Adams

PVG Asset Management Corporation

Padams@pvgasset.com